Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85716, 333-85716-01 and 333-85716-02), the Registration Statement on Form S-3D (No. 333-102845), and the Registration Statements on Form S-8 (Nos. 333-02003 and 333-95967) of PPL Corporation of our report dated February 3, 2003 relating to the consolidated financial statements and financial statement schedule of PPL Corporation, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, PA
March 3, 2003